UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) of Geospace Technologies Corporation (the “Company”) was held on February 9, 2017 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:

Mr. Thomas L. Davis, Ph.D., Mr. Richard F. Miles and Mr. Walter R. Wheeler were elected as directors to serve for a three-year term expiring in 2020. The voting details are as follows:

	For	Withheld Authority	Non Vote
Thomas L. Davis, Ph.D.	9,490,409	149,201	1,690,574
Richard F. Miles	8,616,926	1,022,684	1,690,574
Walter R. Wheeler	9,539,195	100,415	1,690,574

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of BDO USA, LLP, independent public accountants, as auditors for the year ending September 30, 2017. This proposal was approved and the voting details are as follows:

For	Against	Abstain
11,299,966	25,893	4,325

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
9,386,311	243,437	9,862	1,690,574

Proposal 4:

Proposal 4 was a proposal on the frequency of the advisory vote on the executive compensation, as described in the proxy materials. The frequency of “1 Year” received the highest number of votes and voting details are as follows:

1 Year	2 Years	3 Years	Abstain	Non Vote	Uncast
8,675,355	11,040	940,804	7,161	1,690,574	5,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: February 10, 2017

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary